Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ROBOT CACHE US INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JANUARY, A.D. 2018, AT 8:01 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

6712454 8100
SR# 20180285749

Authentication: 201980584
Date: 01-17-18

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:01 PM 01/16/2018
FILED 08:01 PM 01/16/2018
SR 20180285749 - File Number 6712454

CERTIFICATE OF INCORPORATION
OF
ROBOT CACHE US INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST. The name of the corporation is Robot Cache US Inc.

SECOND. The address of the corporation's registered office in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 5,000, all of which are to be common stock, par value of $0.001 per share, and are to be of one class.

FIFTH. The incorporator of the corporation is Laurie Biegel, whose mailing address is 611 Anton Boulevard, Suite 1400, Costa Mesa, CA 92626.

SIXTH. Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the bylaws of the corporation.

EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

NINTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

TENTH. Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or stockholder of the corporation to the corporation or the corporation's stockholders, (iii) any action or proceeding asserting a claim against the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, this Certificate of Incorporation or the corporation's bylaws, or (iv) any action or proceeding asserting a claim governed by the internal affairs doctrine.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this 16th day of January, 2018.

Name: Laurie Biegel
Incorporator